By-Law Amendments

The Chairman then recognized Mr. Brenner who directed the Board's attention to a memorandum dated May 5, 2000 which summarized proposed amendments to the By-Laws based upon discussions had with Delaware counsel, Richards, Layton & Finger, in order to bring the By-Laws up to date with Delaware law. After Mr. Brenner summarized the proposed By-Law amendments and presented to the Meeting a draft of such By-Law amendments, on motion duly made and seconded, the following resolution was unanimously adopted by the affirmative vote of the Directors present:

		RESOLVED, that the following Articles and Sections of the By-Laws are restated to read as follows:

					ARTICLE I
					Stockholders

	SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President. Any special meeting of the stockholders shall be held on such date, at such time, and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

	SECTION 5.  Adjourned Meetings.  Whether or not a
quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

	SECTION 9.  Consent of Stockholders in Lieu of Meeting.
Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this by-law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 9.

	SECTION 10.  Advance Notice of Stockholder Nominees for
Director and Other Stockholder Proposals.

		(a) The matters to be considered and brought before any annual or special meeting of the stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 10.

		(b) For any matters to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 10(b) by a stockholder of record entitled to vote at the annual meeting. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders of record for election as directors of the Corporation and any other proposals by stockholders of record shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders
(the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30)days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting
Date is first publicly announced or disclosed. Any stockholder of record desiring to nominate any person or persons
(as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice:
(i) a statement in writing setting forth (A) the name of the person or persons to be nominated; (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s); (C) the information regarding each such person required by paragraphs
(a), (e), and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of
1934, as amended (the
"Exchange Act") adopted by the Securities and Exchange Commission
(or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation); (D) whether such stockholder believes any
nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determination; (E) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to elect the nominee and/or
(2) otherwise solicit proxies from stockholders in support of such nomination and (F) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; and (ii) each such person's signed consent to serve as a director of the Corporation if elected and such stockholder's name and address. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder), and a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to approve or adopt the proposal with respect to which the proxy statement is being distributed and/or (2) otherwise solicit proxies from stockholders in support of such proposal. As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. If a stockholder of record is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

Not withstanding anything in this Section 10(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

		(c) Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder of record entitled to vote at the special meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by Section 10(b) shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

		(d) For purposes of this Section 10, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

		(e) In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for giving of notice as provided in this Section 10. This Section 10 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

		(f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.


					ARTICLE II
					Board of Directors

	SECTION 2.  Removal, Vacancies and Additional Directors.
Upon the vote of the stockholders of at least three-quarters of the shares entitled to vote thereon, the stockholders may, at any special meeting the notice of which shall state that is called for that purpose, remove, only for cause, any Directors and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed only for cause and the vacancy filled only by the vote of the holders of at least three-quarters of the shares of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.



					ACTICLE IV
					Stock; Seal; Fiscal Year

	SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

	SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.


					ARTICLE V
					Miscellaneous Provisions

	SECTION 3. Waivers of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

	SECTION 6. Advancement of Expenses. The Corporation shall, to the full extent authorized by law, advance expenses to any person made or threatened to be made party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

	SECTION 7.  Accountant.

	(a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholder's meeting called for that purpose.

					ARTICLE VI
					Custodian

	SECTION 2. The Corporation shall upon the resignation, change or inability to serve of its custodian (and any sub-custodian):
(i)	in case of such resignation or inability to serve, use its best
	efforts to obtain a successor custodian;
(ii)	require that the cash and securities owned by the Corporation be
	delivered directly to the successor custodian; and
(iii)	in the event that no successor custodian can be found, submit to
	the stockholders before permitting delivery of the cash and securities owned by the Corporation, other than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.


					ARTIVLE VII
					Amendments

These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all the members of the Board; provided, however, that in the case of any special meeting at which all of the members of the Board are not present, the notice of such meeting shall state that the amendment of these By-Laws was one of the purposes of the meeting. However, these By-Laws and any amendment thereof, including the By-Laws adopted by the Board of Directors, may be altered, amended, or repealed and other By-Laws may be adopted by the holders of at least 75% of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.





                             New Stockholding Meeting

At a Board of Directors Meeting held on October 20, 2000, the By-Laws of the Fund, based upon recommendation of the Nominating Committee, were amended to formalize the existing qualification requirements for service on the Board of Directors. The principal underlying the amendment is that the Fund's interests are best served when its Directors have experience in matters relevant to the Fund's investment business. The amendment provides that a nominee have relevant experience and country-specific knowledge.
The nominee must also have no conflict with the interest of the Fund or its operations. Set forth below is the text of the amendment.



					ARTICLE II
					Board of Directors


	SECTION 1. Number and Term of Office. The business and affairs of the Corporation Shall be managed by or under the direction of a Board of nine Directors who will be divided into three classes of three Directors each, and at least 40% of whom shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940. Each class of Directors shall, except as hereinafter otherwise provided for filling vacancies, have staggered three year terms of office, be elected at an annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. No person who has attained the age of 75 at the time of filling a vacancy or on the date of the Annual Meeting of Stockholders shall be qualified to serve a Director unless such age limitation has been waived by a majority of the Directors then in office. The number of Directors may be altered from time to time by amendment of these By-Laws.

SECTION 2. Qualifications for Office. To be eligible for nomination as a director a person must, at the time of such person's nomination, have Relevant Experience and Country Knowledge (as defined below) and must have not have any Conflict of Interest (as defined below). Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors.


"Relevant Experience and Country Knowledge" means experience in business, investment and economic matters in Europe, the United
States, or Switzerland or political matters of Switzerland through service:

	(a) for at least five years or more of the following principal occupations:


1) senior executive officer, including senior legal officer, or partner of a financial or industrial business headquarters in Europe that has annual revenues of at least the equivalent of US $500 million and whose responsibilities include or included supervision of European business operations;

2) senior executive officer, including senior legal officer, or partner of a financial or industrial business headquarters in United States that has annual revenues of at least the equivalent of US $500 million and whose responsibilities include or included supervision of European business operations;

3) senior executive officer, including senior legal officer, or partner of an investment management business having at least the equivalent of US $500 million under discretionary management for others in securities of European companies or securities principally traded in Europe;

4) senior executive officer or partner (including a lawyer appointed "of counsel") (i) of a business consulting, accounting or law firm having a substantial number of professionals, and (ii) one of whose principal responsibilities includes or included providing services involving European matters or clients for financial or industrial businesses or investment businesses as describe in (1) - (3) above;

5) senior official (including ambassador or minister or elected member of the legislature) in the national or cantonal government, a government agency or the central bank of Switzerland, in a major supranational agency or organization of which Switzerland is a member, or in a leading international trade organization relating to Switzerland, in each case in the area of finance, economics, trade or foreign relations;

6) director of this Corporation at the time of nomination for at least five years; or

7) officer, director, partner, or employee of the Corporation's investment advisor or of an entity controlling, controlled by or under common control with the Corporation's investment advisor; and
(b) for at least 10 years as a senior executive officer (including senior legal office), director, partner, or senior official (including elected ambassador or minister or elected member of the legislature) to one or more of the following: (1) a financial or industrial business; (2) an investment management business; (3) a business, consulting, accounting or law firm; or
(4) a national government, a government agency or central bank, a major supranational agency or organization, or a leading international trade organization, in each case in the area of finance, economics, trade or foreign relations.

	"Conflict of Interest" means the presence of a conflict with the interests of the Corporation or its operations through any of the following:

1) current position as a director, officer, partner or employee of another investment fund whose investment focus is principally (i.e., over 50% of total assets) securities of Swiss companies or securities principally traded in Swiss markets and that does not have the same investment advisor as the Corporation or an investment advisor affiliated with an investment advisor of the Corporation;

2) current position as a director, officer, partner or employee of the investment advisor, sponsor or equivalent of an investment vehicle described in the previous point and who is involved in the day to day operations of such vehicle or the investment decisions made with respect to such vehicle; or

3) current position as an official of a government agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.

	SECTION 3.  Removal, Vacancies and Additional Directors.
Upon the vote of the stockholders of at least three-quarters of the shares entitled to vote thereon, the stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, only for cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certified of Incorporation, such Director may be removed only for cause and the vacancy filled only by the vote of the holders of at least three-quarters of the shares of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting form any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy of newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.


	SECTION 4. Place of Meeting. The Board of Directors may hold its meeting in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

	SECTION 5.  Regular Meetings.  Regular meetings of the
Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

	SECTION 6. Special Meeting. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five days before the meeting or by causing the same to be transmitted by telegraph, cable, wireless or fax at least two days before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By- Laws.


	SECTION 7.  Quorum.  Subject to the provisions of Section
3 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorun for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

	SECTION 8. Organization. The Chairman of the Board or, in his absence, the Vice Chairman of the Board (who shall be elected by the Board of Directors after each annual meeting of the stockholders but who shall be not be an officer of the Corporation) or, in his absence, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of the Directors, but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.


	SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board or Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided be resolution passed by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of
Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or revocation of dissolution, or amending these By-Laws; and unless such resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


	SECTION 10. Audit Committee. There shall be an Audit committee of three or more Directors who are not "interested person" of the Corporation (as defined in the Investment Company Act of 1940) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The committee's duties shall include reviewing both the audit and other work of the Corporation's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation's records and documents.


	SECTION 11. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


	SECTION 12. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.


	SECTION 13. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Directors is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company
Act of 1940) of the Corporation or of its investment advisor, administrator or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the corporation for their services as may from time to time be voted by the Board of Directors.